Exhibit 10.1
CHAPARRAL ENERGY, INC.
2020 KEY EXECUTIVE INCENTIVE PLAN
Article 1
PURPOSE
Section 1.01.    Purpose. The purpose of the 2020 Key Executive Incentive Plan (the “Incentive Plan”) of Chaparral Energy, Inc. (the “Company”) is to provide selected key executives of the Company and its Subsidiaries performance-based incentive payments that are intended to provide them with an incentive to ensure their continued service and to align the interests of those individuals with preserving and increasing the enterprise value of the Company.
ARTICLE 2
DEFINITIONS
Section 2.01.    For the purposes of the Incentive Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:
“Achieved Second Incentive Payment” has the meaning set forth in Section 4.01(b)(ii).
“Achieved Third Incentive Payment” has the meaning set forth in Section 4.01(c)(ii).
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Award” means a grant of eligibility to receive Incentive Payments under the terms of the Incentive Plan.
“Award Notice” means a written notice from the Company to a Participant evidencing the terms of an Award pursuant to the Incentive Plan in the form provided by the Company to such Participant, the form of which is attached hereto as Exhibit A.
“Board” means the Company’s Board of Directors.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board.
“Company” has the meaning set forth in Section 1.01.
“Employer” means Chaparral Energy, L.L.C.

“Employment Agreement” means an employment agreement between a Participant and the Company, the Employer and/or an Affiliate thereof.
“Executive Severance Plan” means the Chaparral Energy, L.L.C. Executive Severance Plan, effective as of December 20, 2019, as amended from time to time in accordance with the terms thereof.
“First Incentive Additional Amount” has the meaning set forth in Section 4.01(a)(iii).
First Incentive Carryover Amount” has the meaning set forth in Section 4.01(a)(iii).
“First Incentive Payment” has the meaning set forth in Section 4.01(a)(i).
“First Incentive Repayment Amount” has the meaning set forth in Section 4.01(a)(ii)(B).
“Fourth Quarter Achievement Percentage” has the meaning set forth in Section 4.01(c)(i)(A)(2).
“Fourth Quarter Performance Metrics” means the Performance Metrics for the Company’s fiscal quarter ending December 31, 2020, as set forth on Exhibit B.
“Grant Date” means the date an Award is granted to a Participant.
“Incentive Plan” has the meaning set forth in Section 1.01.
“Incentive Payment” shall mean any amount paid or payable to a Participant under Article 4.
“Participant” means an executive of the Company selected by the Committee to receive an Award under the Incentive Plan.
“Performance Metrics” means the performance metrics set forth on Exhibit B.
“Second Incentive Achievement Payment Date” has the meaning set forth in Section 4.01(b)(ii).
“Second Incentive Additional Amount” has the meaning set forth in Section 4.01(b)(i)(B).
“Second Incentive Carryover Amount” has the meaning set forth in Section 4.01(b)(i)(B).
“Second Incentive Payment” has the meaning set forth in Section 4.01(b).

“Second Incentive Pre-Payment Date” has the meaning set forth in Section 4.01(b)(i).
“Second Incentive Repayment Amount” has the meaning set forth in Section 4.01(b)(i)(A)(2).
“Second Quarter Achievement Percentage” has the meaning set forth in Section 4.01(a)(ii)(B).
“Second Quarter Performance Metrics” means the Performance Metrics for the Company’s fiscal quarter ending June 30, 2020, as set forth on Exhibit B.
“Subsidiary” means any entity with respect to which the Company (i) has the power, through the ownership of securities or otherwise, to elect a majority of the directors or similar managing body or (ii) holds a majority of the equity interests.
“Target Incentive Payment” means, with respect to a Participant, the amount set forth as the Participant’s “Target Incentive Payment” in the Participant’s Award Notice.
“Third Incentive Achievement Payment Date” has the meaning set forth in Section 4.01(c)(ii).
“Third Incentive Additional Amount” has the meaning set forth in Section 4.01(c)(i)(B).
“Third Incentive Payment” has the meaning set forth in Section 4.01(c).
“Third Incentive Pre-Payment Date” has the meaning set forth in Section 4.01(c)(i).
“Third Quarter Achievement Percentage” has the meaning set forth in Section 4.01(b)(i)(A)(2).
“Third Quarter Performance Metrics” means the Performance Metrics for the Company’s fiscal quarter ending September 30, 2020, as set forth on Exhibit B.
ARTICLE 3
ADMINISTRATION
Section 3.01.    General. The Incentive Plan shall be administered by the Committee. Subject to the provisions of the Incentive Plan, the Committee shall be authorized to (i) select Participants, (ii) determine the amount of Awards granted to a Participant under the Incentive Plan, (iii) adjust the terms and conditions applicable to any Award, (iv) determine the conditions and restrictions, if any, to which Incentive Payments will be subject, (v) determine whether the conditions and restrictions set forth in the Incentive Plan and applicable to any Incentive Payment have been met, (vi) interpret the Incentive Plan, (vii) adopt such rules and regulations for carrying out the

Incentive Plan as it may deem appropriate and (viii) amend or rescind such rules and regulations, or make such other determinations for carrying out the Plan, in each case, as it may deem appropriate. Decisions of the Committee on all matters relating to the Incentive Plan shall be in the Committee’s sole discretion and shall be conclusive and binding upon all parties, including, without limitation, the Company and its Subsidiaries and Affiliates, each of the Participants and any beneficiary thereof. The validity, construction, and effect of the Incentive Plan and any rules and regulations relating to the Incentive Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. Determinations made by the Committee under the Incentive Plan need not be uniform and may be made selectively among eligible individuals under the Incentive Plan, whether or not such individuals are similarly situated.
Section 3.02.    Plan Expenses. The reasonable expenses of the Incentive Plan shall be borne by the Company.
Section 3.03.    Delegation. The Committee may, to the extent permissible by law, delegate any of its authority hereunder to one or more Company officers as it deems appropriate.
ARTICLE 4
ACHIEVEMENT AND PAYMENT OF INCENTIVE PAYMENTS
Section 4.01.    Incentive Payments.
(a)    First Incentive Payment.
(i)    Payment. An amount equal to fifty percent (50%) of a Participant’s Target Incentive Payment will be paid to the Participant as soon as practicable following the Participant’s Grant Date (the “First Incentive Payment”).
(ii)    Repayment or Downward Adjustment. The First Incentive Payment may be subject to repayment by a Participant and/or a downward adjustment of the Second Incentive Payment and/or the Third Incentive Payment as follows:
(A)    Except as otherwise set forth in an applicable Employment Agreement or the Executive Severance Plan, in the event of a termination of the Participant’s employment for any reason prior to June 30, 2020, the Participant shall promptly repay the full amount of the First Incentive Payment, net of amounts withheld from the Incentive Payment pursuant to Section 6.07 hereof, to the Company within ten (10) days following such termination of employment.

(B)    In the event that a Participant remains employed by the Company, the Employer or an Affiliate thereof through June 30, 2020, and the actual level of achievement of the Second Quarter Performance Metrics, in the aggregate (as determined by the Committee, the “Second Quarter Achievement Percentage”), is below one hundred percent (100%), then the Committee shall take any of the following actions, as determined by the Committee, with respect to (but not in excess of) an amount equal to the excess of (x) the First Incentive Payment over (y) the First Incentive Payment multiplied by the Second Quarter Achievement Percentage (such excess, if any, the “First Incentive Repayment Amount”):
(1)    require that the Participant repay all or a portion of the First Incentive Repayment Amount to the Company by no later than December 31, 2020; and/or
(2)    reduce any amount of the Second Incentive Payment and/or the Third Incentive Payment otherwise payable to the Participant by an aggregate amount equal to all or a portion of the First Incentive Repayment Amount.
(iii)    Upward Adjustment. In the event that a Participant remains employed by the Company, the Employer or an Affiliate thereof through June 30, 2020, and the Second Quarter Achievement Percentage exceeds one hundred percent (100%), then the Committee shall take any of the following actions, as determined by the Committee, with respect to (but not less than) an amount equal to the excess of (x) First Incentive Payment multiplied by the Second Quarter Achievement Percentage over (y) the First Incentive Payment (such excess, the “First Incentive Additional Amount”):
(A)    cause the Company to pay to the Participant all or a portion of the First Incentive Additional Amount on a date to be determined by the Committee (which date shall be no later than December 31, 2020; and/or
(B)    increase the amount of the Second Incentive Payment and/or the Third Incentive Payment otherwise payable to the Participant by an amount equal to all or a portion of the First Incentive Additional Amount;
provided, however, that notwithstanding any provision in the Incentive Plan or any Award Notice to the contrary, in no event shall the sum of the First Incentive Payment and the First Incentive Additional Amount exceed two hundred percent (200%) of the First Incentive Payment (the amount of any portion of the First Incentive Additional Amount that cannot be paid because of this proviso, the “First Incentive Carryover Amount”).

(b)    Second Incentive Payment. An amount equal to twenty-five percent (25%) of a Participant’s Target Incentive Payment (the “Second Incentive Payment”) will either be paid to the Participant as set forth in Section 4.01(b)(i) or be payable to the Participant subject to the achievement of the Third Quarter Performance Metrics as set forth in Section 4.01(b)(ii) below, as determined by the Committee in its sole discretion by no later than June 30, 2020.
(i)    Pre-Payment. The Committee may determine that the Second Incentive Payment will be paid to a Participant on a date determined by the Committee that is on or prior to July 31, 2020 (such date the “Second Incentive Pre-Payment Date”).
(A)    Repayment or Downward Adjustment. If paid to a Participant on the Second Incentive Pre-Payment Date, the Second Incentive Payment may be subject to repayment by a Participant and/or a downward adjustment of the Third Incentive Payment as follows:
(1)    Except as otherwise set forth in an applicable Employment Agreement or the Executive Severance Plan, in the event of a termination of the Participant’s employment for any reason prior to September 30, 2020, the Participant shall repay the full amount of the Second Incentive Payment, net of amounts withheld from the Incentive Payment pursuant to Section 6.07 hereof, to the Company within ten (10) days following such termination of employment.
(2)    In the event that a Participant remains employed by the Company, the Employer or an Affiliate thereof through September 30, 2020, and the actual level of achievement of the Third Quarter Performance Metrics, in the aggregate (as determined by the Committee, the “Third Quarter Achievement Percentage”), is below one hundred percent (100%), then the Committee shall take any of the following actions, as determined by the Committee, with respect to (but not in excess of) an amount equal to the excess, if any, of (x) the Second Incentive Payment over (y) the sum of (m) the Second Incentive Payment multiplied by the Third Quarter Achievement Percentage plus (n) the First Incentive Carryover Amount, if any (such excess, if any, the “Second Incentive Repayment Amount”):
(I) require that the Participant repay all or a portion of the Second Incentive Repayment Amount to the Company by no later than December 31, 2020; and/or
(II) reduce any amount of the Third Incentive Payment otherwise payable to the Participant by an amount equal to all or a portion of the Second Incentive Repayment Amount.
(B)    Upward Adjustment. In the event that a Participant remains employed by the Company, the Employer or an Affiliate thereof through September 30, 2020, and the Third Quarter Achievement Percentage exceeds one hundred percent (100%), then the Committee shall take any of the following actions, as determined by the Committee, with respect to (but not less than) an amount equal to the excess, if any, of (x) the sum of (m) the Second Incentive Payment multiplied by the Third Quarter Achievement Percentage plus (n) the First Incentive Carryover Amount, if any, over (y) the Second Incentive Payment (such excess, if any, the “Second Incentive Additional Amount”):
(1)    cause the Company to pay to the Participant all or a portion of the Second Incentive Additional Amount on a date to be determined by the Committee (which date shall be no later than December 31, 2020); and/or
(2)    increase the amount of the Third Incentive Payment otherwise payable to the Participant by an amount equal to all or a portion of the Second Incentive Additional Amount.
provided, however, that notwithstanding any provision in the Incentive Plan or any Award Notice to the contrary, in no event shall the sum of the First Incentive Payment, the First Incentive Additional Amount, the Second Incentive Payment and the Second Incentive Additional Amount exceed two hundred percent (200%) of the sum of the First Incentive Payment and the Second Incentive Payment (the amount of any portion of the Second Incentive Additional Amount that cannot be paid because of this proviso, the “Second Incentive Carryover Amount”).
(ii)    Payment Based on Actual Performance. Subject to the proviso at the end of Section 4.01(b)(i)(B), in the event that a Participant remains employed by the Company, the Employer or an Affiliate thereof through September 30, 2020, the Participant shall be eligible to receive an amount equal to the Second Incentive Payment multiplied by the actual level of achievement of the Third Quarter Performance Metrics (as determined by the Committee) (such amount, the “Achieved Second Incentive Payment”). By no later than June 30, 2020, the Committee shall in its sole discretion determine the payment date for the Achieved Second Incentive Payment, which payment date shall be no later than December 31, 2020 (such date, the “Second Incentive Achievement Payment Date”).
(c)    Third Incentive Payment. An amount equal to twenty-five percent (25%) of a Participant’s Target Incentive Payment (the “Third Incentive Payment”) will either be paid to the Participant as set forth in Section 4.01(c)(i) or be payable to the Participant subject to the achievement of the Fourth Quarter Performance Metrics as set forth in Section 4.01(c)(ii) below as determined by the Committee in its sole discretion by no later than September 30, 2020.
(i)    Pre-Payment. The Committee may determine that the Third Incentive Payment will be paid to a Participant on a date determined by the Committee that is on or prior to October 31, 2020 (such date the “Third Incentive Pre-Payment Date”).
(A)    Repayment or Downward Adjustment. If paid to a Participant on the Third Incentive Pre-Payment Date, the Third Incentive Payment may be subject to repayment by a Participant and/or a downward adjustment as follows:
(1)    Except as otherwise set forth in an applicable Employment Agreement or the Executive Severance Plan, in the event of a termination of the Participant’s employment for any reason prior to December 31, 2020, the Participant shall repay the full amount of the Third Incentive Payment, net of amounts withheld from the Incentive Payment pursuant to Section 6.07 hereof, to the Company within ten (10) days following such termination of employment.
(2)    In the event that the Participant remains employed by the Company, the Employer or an Affiliate thereof through December 31, 2020, and the actual level of achievement of the Fourth Quarter Performance Metrics, in the aggregate (as determined by the Committee, the “Fourth Quarter Achievement Percentage”), is below one hundred percent (100%), then the Committee shall require that the Participant repay an amount equal to the excess, if any, of (x) the Third Incentive Payment over (y) the sum of (m) the Third Incentive Payment multiplied by the Fourth Quarter Achievement Percentage plus (n) the Second Incentive Carryover Amount, if any, by no later than March 1, 2021.
(B)    Upward Adjustment. In the event that a Participant remains employed by the Company, the Employer or an Affiliate thereof through December 31, 2020, and the Fourth Quarter Achievement Percentage exceeds one hundred percent (100%), then the Company shall pay to the Participant on a date to be determined by the Committee (which date shall be no later than March 15, 2021) an amount equal to the excess of (x) the sum of (m) the Third Incentive Payment multiplied by the Fourth Quarter Achievement Percentage plus (n) the Second Incentive Carryover Amount, if any, over (y) the Third Incentive Payment (such excess, the “Third Incentive Additional Amount”); provided, however, that notwithstanding any provision in the Incentive Plan or any Award Notice to the contrary, in no event shall the sum of the First Incentive Payment, the First Incentive Additional Amount, the Second Incentive Payment, the Second Incentive Additional Amount, the Third Incentive Payment and the Third Incentive Additional Amount exceed two hundred percent (200%) of the Target Incentive Payment.
(ii)    Payment Based on Actual Performance. Subject to the proviso at the end of Section 4.01(c)(i)(B), in the event that a Participant remains employed by the Company, the Employer or an Affiliate thereof through December 31, 2020, the Participant will be eligible to receive an amount equal to the Third Incentive Payment multiplied by the actual level of achievement of the Fourth Quarter Performance Metrics (as determined by the Committee) (such amount, the “Achieved Third Incentive Payment”). By no later than September 30, 2020, the Committee shall in its sole discretion determine the payment date for the Achieved Third Incentive Payment, which payment date shall be no later than March 15, 2021 (such date, the “Third Incentive Achievement Payment Date”).
Section 4.02.    Adjustments. Notwithstanding anything in the Incentive Plan to the contrary, in the event of any recapitalization, share split, reverse share split, reorganization, merger, amalgamation, consolidation, liquidation, restructuring, or other extraordinary event or events affecting the Company that results in a change in the components of the calculations of any of the criteria upon which any Performance Metric is based, the Committee may, in its discretion, without the consent of any affected Participant, amend or modify the terms of any outstanding Award in whole or in part, including adjusting (upward or downward, as appropriate) the amount of a Participant’s Incentive Payment so as to equitably reflect such event or events (taking into account the effects of such event or events on the propriety of, and performance with respect to, the Performance Metrics, individually and comprehensively), as and to the extent determined appropriate in the discretion of the Committee.
Section 4.03.    Interaction with Other Agreements. In the event of a Participant’s termination of employment under circumstances entitling the Participant to a payment of a bonus for the 2020 fiscal year under an applicable Employment Agreement or the Executive Severance Plan, any Incentive Payments received by the Participant under this Article 4 will be deducted from any annual bonus for the 2020 fiscal year that is otherwise payable to the Participant under such Employment Agreement or the Executive Severance Plan, as applicable; provided, however, that no such deduction will affect severance amounts payable under such an Employment Agreement or the Executive Severance Plan to the extent such severance amounts are calculable, in whole or in part, on such bonus amount. Such Employment Agreement or the Executive Severance Plan, as applicable, will otherwise continue to apply in accordance with its terms.

ARTICLE 5
AMENDMENT AND TERMINATION OF THE PLAN
Section 5.01.    The Committee by written instrument may, in its sole discretion, at any time and from time to time amend, modify, suspend or terminate the Incentive Plan, in whole or in part; provided, however, that no such amendment, modification, suspension or termination that is not intended solely to comply with applicable law shall be made without the consent of the affected Participant if such action would adversely affect the rights of such Participant with respect to any outstanding Award.
ARTICLE 6
MISCELLANEOUS
Section 6.01.    Unfunded Plan/Participant’s Rights Unsecured and Unfunded. No assets of the Company, the Employer or any Affiliate thereof shall be segregated or earmarked to represent the liability for accrued benefits under the Incentive Plan. The right of a Participant to receive an Incentive Payment hereunder shall be an unsecured claim against the general assets of the Company. Neither the Company, the Employer or any Affiliate thereof shall be required to set aside money or any other property to fund any obligations under the Incentive Plan, and all amounts that may be set aside by the Company, the Employer or any Affiliate thereof prior to the distribution of the Incentive Payments under the terms of the Incentive Plan remain the property of the Company, the Employer or the applicable Affiliate.
Section 6.02.    No Contract of Employment. The existence of the Incentive Plan, as in effect at any time or from time to time, shall not be deemed to constitute a contract of employment between the Company, the Employer or any Affiliate thereof and any Participant or employee of the Company, the Employer or any Affiliate thereof, nor shall it constitute a right to remain in the employ of the Company, the Employer or any Affiliate thereof. Nothing in the Incentive Plan shall give a Participant the right to be retained in the service of the Company, the Employer of any Affiliate thereof or to interfere with the rights of the Company, the Employer of any Affiliate thereof to discipline or discharge a Participant at any time. The Company, the Employer or an applicable Affiliate may terminate a Participant’s employment at any time, for any reason, with or without Cause or notice; provided, however, that nothing in this Incentive Plan or any Award Notice shall amend, modify or supersede the provisions of a Participant’s employment agreement with the Company, the Employer and/or an Affiliate thereof, if any.
Section 6.03.    Successors. The Incentive Plan shall be binding upon any successor or assignee of the Company, and any such successor or assignee shall be required to perform the Company’s obligations under the Incentive Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term “Company,” as used in this Incentive Plan, shall include the Company and any successor or assignee as described above which by reason hereof becomes bound by the terms and conditions of the Incentive Plan.
Section 6.04.    No Guarantee of Benefits. Nothing contained in the Incentive Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.
Section 6.05.    Non-Alienation Provision; Third Party Rights. Subject to the provisions of applicable law, no interest of any person or entity in, or right to receive a benefit or distribution under, the Incentive Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including, without limitation, claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. Nothing express or implied in the Incentive Plan is intended or may be construed to give any person other than eligible Participants any rights or remedies under the Incentive Plan.
Section 6.06.    Applicable Law. The validity, construction and effect of the Incentive Plan and any rules and regulations relating to the Incentive Plan shall be determined in accordance with applicable federal law and the laws of the State of Oklahoma, without giving effect to principles of conflicts of law. The Company and each Participant shall irrevocably and unconditionally waive all right to trial by jury in any proceeding relating to the Incentive Plan or any Incentive Payment made hereunder, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to the Incentive Plan or any Incentive Payment made hereunder. Except as provided above, by accepting any Incentive Payment made hereunder, the Company and each Participant agree to exclusive jurisdiction in the federal courts located in Oklahoma City, Oklahoma to resolve any disputes under the Incentive Plan.
Section 6.07.    Taxes. The Company and its Subsidiaries and Affiliates (or such other entities designated by the Company) shall be entitled to withhold from any Incentive Payments made pursuant to the Incentive Plan (or secure payment from such Participant in lieu of withholding) such amounts as may be required by federal, state or local law.
Section 6.08.    Impact on Other Benefits. Amounts paid or accrued under the Incentive Plan shall not be included in a Participant’s compensation for purposes of calculating benefits under any other plan, program or arrangement sponsored by the Company, the Employer or any Affiliate thereof, unless such plan, program or arrangement so provides by express reference to the Incentive Plan.
Section 6.09.    No Limitation on Corporate Actions. Nothing contained in the Incentive Plan shall be construed to prevent the Company, the Employer of any Affiliate thereof from taking any corporate action that is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Incentive Plan or any rights under the Incentive Plan. No Participant, employee or other person shall have any claim against the Company, the Employer of any Affiliate thereof as a result of any such action.
Section 6.10.    Limitation on Liability. The liability of the Company under the Incentive Plan is limited to the obligations expressly set forth in the Incentive Plan, and no term or provision of the Incentive Plan may be construed to impose any further additional duties, obligations, or costs on the Company, the Employer of any Affiliate thereof or the Committee or any other person or entity except as expressly set forth in the Incentive Plan.
Section 6.11.    Severability. Each provision of the Incentive Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Incentive Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Incentive Plan.
Section 6.12.    Usage of Terms and Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. The headings and titles used in the Incentive Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Incentive Plan.
Section 6.13.    Section 409A. It is intended that the payments and benefits provided under the Incentive Plan shall be exempt from or comply with the application of the requirements of Section 409A of the Code (“Section 409A”). The Incentive Plan shall be construed, administered and governed in a manner that is intended to affect such intent. Specifically, each payment under the Incentive Plan, including each payment in a series of installment payments, is deemed to be a separate installment payment. Notwithstanding anything contained herein to the contrary, and to the extent required to comply with Section 409A, if a Participant is a “specified employee,” as determined by the Company, as of his or her termination date, then all amounts due under the Incentive Plan that constitute a “deferral of compensation” within the meaning of Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A, and that would otherwise be paid or provided during the first six months following the termination date, shall be accumulated through and paid or provided (without interest) on the first payroll date that immediately follows the date that is six months after the date of the termination date (or, if the Participant dies during such six-month period, the first payroll date following the Participant’s death). In no event will the Company, the Employer or an Affiliate thereof, or their respective employees, directors, officers, agents or shareholders have any liability, including, without limitation, for gross up or indemnity, for any failure of the Incentive Plan to satisfy the requirements of Section 409A or any exemption therefrom, and as a condition to the making of any Incentive

Payment under the Incentive Plan, all rights to seek such liability or indemnity are automatically waived, and there is no guarantee that such Incentive Payments comply with or are exempt from Section 409A. All references to “termination of employment” (and similar terms) in the Incentive Plan shall mean a “separation from service” under Section 409A.
Section 6.14.    ERISA. The Incentive Plan is intended to constitute a “cash bonus” plan that is exempt from the federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is not intended and will not be construed to constitute a retirement, welfare or other benefit plan, is not intended to defer the receipt of payments to the termination of a Participant’s employment or beyond, and will not be governed by or subject to ERISA. All interpretations and determinations hereunder will be made on a basis consistent with the Incentive Plan’s status as a bonus program that is not an employee benefit plan subject to ERISA.
Section 6.15.    Notices. Any notice or other communication required or permitted pursuant to the terms of the Incentive Plan shall be in writing and shall be deemed to have been duly given when delivered personally, or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by facsimile or similar form of telecommunication within business hours on a business day, and shall be deemed to have been given when received. Any such notice shall be addressed as follows:
If to the Company:
Chaparral Energy, Inc.
Attention: General Counsel
701 Cedar Lake Blvd.
Oklahoma City, OK 73114
If to a Participant, at the most recent address set forth in the Company’s records.